N-SAR Exhibit: Sub-item 77D(a)
Legg Mason Global Asset Management
ClearBridge Global Growth Trust

Item 77D(a) : Policies with respect to security investments

In response to Sub-Items 77D(a), the Registrant incorporates by reference the supplement to the fund's prospectus as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on October 16,
 2015 (Accession No. 0001193125-15-345696). The Registrant also incorporates by reference Post-Effective Amendment No. 90 to Form N-1A filed on February 19, 2015 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-15-054385).